**FAWOO TECH NORTH AMERICA**

Fawoo Tech North America, LLC.
60 B Tenean Street Boston, MA 02122
www.fawootechna.com | 866.949.4842

# Letter of Appointment – Agent Agreement

August 16, 2010

Ref. No.: FTNA-0001

Climate ESCO Ltd.

#4-2119 152nd Street

Vancouver, British Colombia, Canada, V4A 4N7

**Fawoo Tech North America, LLC** ("the Company") having its principal place of business at 60B Tenean St. Boston MA 02122 duly appoints **Climate ESCO Ltd.** ("the Agent") as an Agent of the Company to sell Product in Canada

**Wayne Steinhoff**
Chief Executive Officer
Date: August, 16, 2010

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**Terms and Conditions:**

1. The letter of appointment is effective from the date of signature on the above.
2. Sales Area: the Agent shall act as the Agent for the Company within the geographic area of Vancouver, Canada.
3. Products: All LED products and their accessories manufactured by the Company.
4. Term of this Letter of Appointment is six (6) months from the effective date and shall be extended every three (3) months as the activity of the Agent is reported to the Company and accepted by the Company.
5. This Letter of Appointment shall become invalid if it is judged that business promotion is not properly performed and no report is submitted in time by the Agent when requested by the Company.